CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                                 WPG TUDOR FUND
                               One New York Plaza
                               New York, NY 10004



         This Certificate of Amendment to the Amended and Restated Declaration of Trust, dated May 1, 1993 (the "Declaration"), of WPG Tudor Fund, a Massachusetts business trust (the "Trust"), is made this 28th day of October, 1993 for the following purpose.

         The undersigned, being a majority of the Trustees of the Trust, acting pursuant to Section 8.3(b) of the Declaration hereby amend the Declaration by deleting Section 5.1 of the Declaration in its entirety and substituting the following:

                  SECTION 5.1. BENEFICIAL INTEREST. The interest of the beneficiaries hereunder shall be divided into transferable Shares of beneficial interest, $0.33 1/3 par value per share. The number of such Shares of beneficial interest authorized hereunder is unlimited. The Trustees shall have the exclusive authority without the requirement of Shareholder approval to establish and designate one or more Series of shares and one or more Classes thereof as the Trustees deem necessary or desirable. Each share of any Series shall represent an equal proportionate Share in the assets of that Series with each other Share in that Series. Subject to the provisions of Section 5.11 hereof, the Trustees may also authorize the creation of additional Series of Shares (the proceeds of which may be invested in separate, independently managed portfolios) and additional Classes of Shares within any Series. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable by the Trust.


         IN WITNESS WHEREOF, the undersigned have executed this instrument this 28th day of October, 1993.


                                           /S/ ROGER J. WEISS
                                           Roger J. Weiss, as Trustee and not
                                           individually
                                           One New York Plaza
                                           New York, NY 10004




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                                       /S/ MELVILLE STRAUS
                                       Melville Straus, as Trustee and not
                                       individually
                                       One New York Plaza
                                       New York, NY 10004



                                       /S/ RAYMOND R. HERRMANN, JR.
                                       Raymond R. Herrmann, Jr., as Trustee
                                       and not individually
                                       155 East 44th Street
                                       New York, NY 10017



                                       /S/ THOMAS J. HILLIARD, JR.
                                       Thomas J. Hilliard, Jr., as Trustee and
                                       not individually
                                       1316 Iverness Drive
                                       Pittsburgh, PA 15222



                                       /S/ LAURENCE J. ISRAEL
                                       Laurence J. Israel, as Trustee and not
                                       individually
                                       220 Broadway
                                       Suite 249
                                       New Orleans, LA 70118



                                       /S/ GRAHAM E. JONES
                                       Graham E. Jones, as Trustee
                                       and not individually
                                       23 Chestnut Street
                                       Boston, MA 02108






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




                                       /S/ PAUL MEEK
                                       Paul Meek, as Trustee and not
                                       individually
                                       5837 Cove Landing Road
                                       Burke, VA 22015



                                       /S/ WILLIAM B. ROSS
                                       William B. Ross, as Trustee
                                       and not individually
                                       2733 E. Newton Avenue
                                       Shorewood, WI  53211



                                       /S/ HARVEY E. SAMPSON
                                       Harvey E. Sampson, as Trustee and not
                                       individually
                                       600 Secaucus Road
                                       Secaucus, NJ 07094



                                       /S/ ROBERT A. STRANIERE
                                       Robert A. Straniere, as
                                       Trustee and not individually
                                       182 Rose Avenue
                                       Staten Island
                                       New York, NY 10306


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